Deloitte
                                                           Deloitte & Touche LLP
                                                                      Suite 2100
                                                                   1111 Broadway
                                                          Oakland, CA 94607-4036
                                                                             USA
                                                            Tel: +1 510 287 2700
                                                            Fax: +1 510 835 4800
                                                                www.deloitte.com

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Britesmile, Inc. on Form S-3/A of our report dated March 26, 2004, appearing in the Annual Report on Form 10-K of Britesmile, Inc. for the year ended December 27, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

February 1, 2005
Oakland, California







                                                                       Member of
                                                        Deloitte Touche Tohmatsu